UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2026, Toby Neugebauer, Fermi Inc.’s (the “Company”) Chief Executive Officer, departed his role as Chief Executive Officer the Company. The Company’s Board of Directors (the “Board”) has created an Interim Office of the CEO, which will include Mr. Jacobo Ortiz, the Company’s Chief Operating Officer, and Ms. Anna Bofa, currently an observer on the Company’s Board. The Company intends to conduct a search to replace Mr. Neugebauer as the Company’s Chief Executive Officer and expects to release additional details on Monday, April 20, 2026.

Additionally, pursuant to the previously disclosed Director Nomination Agreement, dated September 30, 2025 (the “Director Nomination Agreement”), by and among the Company, TMNN Manager LLC, Caddis Capital, LLC, and the Melissa A. Neugebauer 2020 Trust (the “MN Trust”), the MN Trust exercised its right to nominate Mr. Miles Everson, the Chief Financial Officer of the Company, to the Company’s Board. Mr. Everson’s nomination was approved by the Board. In connection with such appointment, pursuant to the terms of the Director Nomination Agreement, the Board increased the size of the Board from five to seven directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: April 17, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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